EXHIBIT 99.2
Transcript of
Westmoreland Coal (WLB)
Investor Conference Call
November 8, 2010
Participants
Keith E. Alessi, President and Chief Executive Officer
Kevin A. Paprzycki, Chief Financial Officer
Presentation
Operator
Good morning, ladies and gentlemen, and welcome to Westmoreland Coal Company’s Investor Conference Call. At this time, all telephone participants are on a listen-only mode. Following the formal presentation, instructions will be given for the question and answer session which will be conducted by telephone. Web participants wishing to ask a question will need to dial in by telephone to the audio portion of the call. If anyone needs operator assistance at any time during the conference, please press the * followed by the 0 on your telephone keypad. As a reminder, this conference is being recorded today and a replay will be made available as soon as practical on the investor portion of the Westmoreland website through November 23, 2010.
Management’s remarks today may contain forward-looking statements based on the company’s current expectations and assumptions regarding its business, the economy, and future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. The company’s actual result may different materially from the result discussed in any such forward-looking statements. For a summary of risk factors and other information regarding forward-looking statements, please refer to the company’s Form 10-K for fiscal year 2009 filed with the Securities and Exchange Commission on March 12, 2010 as well as the company’s Form 10-Q for the first, second, and third quarters of 2010 filed on May 10, 2010, August 9, 2010, and November 5, 2010.
Any forward-looking statements represent the company’s view only as of today and should not be relied upon as representing its views as of any subsequent dates. While the company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so even if estimates change and therefore, you should not rely on these forward-looking statements as representing the company’s view as of any date subsequent to today.
Mr. Keith E. Alessi, President and Chief Executive Officer of Westmoreland Coal Company, will be delivering today’s remarks. Thank you, Mr. Alessi, you may begin.

Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Thank you. Keith Alessi here in Colorado Springs along with Kevin Paprzycki, our CFO.
I’m not going to go into a great detail on the quarter. I think the press release and the 10-Q speak to the result. We, obviously, were very happy with the results for the quarter. I know I’ve had a chance to meet individually or talk with many of the folks that are probably on the call today and as a result, there really isn’t any new news in these numbers. Clearly, our cost containment efforts continue to pay off. We had a very good quarter across the board in all of our operations in terms of volume. The coal operations performed very well and ROVA performed very well during the quarter. As indicated in the press release, we continue to be very happy with the safety record that our people continue to put up; that’s very important to us.
One of the things I would want to caution people against would be to extrapolate these results either over the next quarter or in the next year and the reason I say that is the nature of our business is such that in any given quarter, a specific customer could be having a routine maintenance outage; we didn’t have any of those during the third quarter, everything kind of came together very nicely.
As we moved into Q4, our own ROVA facility had its normally scheduled maintenance outage. It’s now back online. That obviously impacts quarterly results. Historically, Q4 has been a challenging quarter in December specifically in our northern tier mines as we struggle at WRI with getting the railroads to deliver over the back half of that month. Almost every year, there’s a shortage of crews because of the holidays and we tend to have short shipments in December. That said, we’re very satisfied with the demand up there at WRI but I’m not so certain that we’ll ship as many tons in the quarter as we’d like. A lot of those may fall into the first quarter. So with that said, you know, we still are on track, we’re running a little bit ahead of budget internally here for the year, and we’re optimistic about 2011 as we sit here today.
The one thing I did mention in the press release that we’re as proud of is the financial results, is during the quarter we implemented a major upgrade to our computer systems. That went seamlessly. It went on time. It went under budget and that’s no small task given where this company historically has been in the IT area and that was the result of some excellent planning and hard work by a lot of people at the mines and here at the corporate office and we think that is just one further area now where we’ve locked down the controls and standardization here at corporate and we think it provides us with a very attractive scalable platform in terms of efficiencies.
That’s really the extent of my remarks this morning. I’d rather talk about the things you folks would like to talk about. So I’d ask our moderator to go ahead and open up the conversation to any questions people might have.
Operator
Thank you, Mr. Alessi. We will now conduct the question and answer session. If you would like to ask a question, please press *1 on your telephone keypad. A confirmation tone will indicate that your line is in the question queue. To remove yourself from the queue you may press *2. For participants using speaker equipment it may be necessary to pick up your handset before pressing the * keys.
Our first question comes from Jeffrey Gendell with Tontine Associates. Please state your question.
Jeffrey Gendell — Tontine Associates
Hey, Keith. I just want to follow that quarterly comment that you made and if you look at this quarter and extrapolate out, I just want a little help with the extrapolation. You’ve got the new contracts out at Colstrip, those started July 1st?

Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Those are actually January 1st.
Jeffrey Gendell — Tontine Associates
They were January of this year, okay. And so as we extrapolate out could you just make a comment on... obviously, ROVA had a great quarter so just make a comment on... has there been a material upgrade at ROVA that will keep you going at those rates for the next six quarters, that’s A, and then B, just comment on... you’ve got the Minnesota Power reversing on January 1st so are there any other contracts in the next 12 months that will also improve operating income on the coal side?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Thanks, Jeff, and good morning. On the ROVA side, we were pretty much running flat out during the quarter and had very few outage days. In a typical quarter, you’ll get a couple of days outage, you’ll get a little maintenance thing here and there. The economics of ROVA decline over time. The way that contract was set up over time, the revenue number drops off but we don’t see it increasing over the next six quarters but certainly when you minus out the effect of its outages, one of which occurred here in Q4, we think that will be a pretty stable and flat operation.
The Minnesota Power contract goes away on the first of the year. That probably represents a $5 million or $6 million drag on earnings for 2010 and the one thing I should’ve mentioned in my opening remarks that it’s a tough one for us to project, on our Black Lung and workers compensation liabilities, those are present valued. And so, as interest rates decline, we actually take charges to the P&L and year to date, we’ve probably taken almost a million dollars in charges just based on the indices that are used to calculate those present values and we expect in Q4, we probably will get as much another million dollar charge. Now the good news... that’s the bad news on interest rates. The good news is if you believe interest rates will go up in the future, every time they go up a percent I believe it’s about $1.5 million to $2 million benefit to the P&L. So that’s in our numbers, too, for the year to date, about a million dollars in charges on the interest rate adjustment.
Jeffrey Gendell — Tontine Associates
So just getting back to that Minnesota Powers, so that $5 million to $6 million loss from this year will go to zero next year if you... can you... is there any other word on whether you’ll resell those funds or that will just be $5 million to $6 million to zero.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Yeah. That will go $5 to 6 million to zero. Those tons are currently out of Colstrip. With the contracts, we have at Colstrip we’d prefer to sell those tons to the owners out there and those preserves have been dedicated to them. So when that runs off, that will fall to the bottom line of the Colstrip operation and by definition will fall to the benefit of the mining operation.
Jeffrey Gendell — Tontine Associates
And so the only other tonnage that would go up in the next 12 months would be any spot tons you’re doing out of Absaloka?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
That’s correct and we’re working diligently to try to move some more tons in there. We’re optimistic that there might be a test burn in ‘11 for a customer that could potentially come on in the ‘12 timeframe. We’ve designed and engineered the Western Y which will allow us to move tons to the west. We’re just waiting to see that we’ve got demand to do that.

Jeffrey Gendell — Tontine Associates
Where would that go out of?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Well, we go west out of the mine. Currently, everything goes east.
Jeffrey Gendell — Tontine Associates
Right. So where... what for... I assume it would go overseas, right?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
No, no. We don’t believe that our coal is hot enough to really go over the oceans. It would go to the West Coast for burning here in the States. We think at this time the only way our coal could be exported is if some sort of beneficiation process was done to it and that’s very expensive and we don’t have any experience in that. That’s not to say that it couldn’t happen but there’s so... the port capacity on the West Coast is so plugged up that the net coal is going to get priority over any steam coal and right now people are scrambling to try to find slots there. So I don’t think that’s a real market for us in the short term.
Jeffrey Gendell — Tontine Associates
Okay. And then one last question if you don’t mind.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Oh, no problem.
Jeffrey Gendell — Tontine Associates
Capital spending, you know when you were here earlier in the summer week, we had a discussion on capital spending and you guys were finishing up plans, what do you think you’re capital spending will end up this year and what will it be next year?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
All right. It will be about the same for the two years. It will be in the 30s.
Jeffrey Gendell — Tontine Associates
So you don’t have any plans to increase that yet for next year?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
No. In fact, most of the... probably most of the caps spending will... not most but some of the capital spending we’ll do next year will be development work. We’re pretty good shape on machinery. You know one thing I haven’t talked about in this call but we’ve talked about with people is we’re certainly making a push to acquire additional reserves and while that’s not capital spending per se it’s certainly a use of cash and were actively working on a number of... we’re actively working on a number of reserved place at this point.
Jeffrey Gendell — Tontine Associates
Okay. Thanks a lot.
Operator
Thank you. Our next question comes from Bentley Offutt with Offutt Securities. Please state your question.

Bentley Offutt — Offutt Securities, Inc.
Good morning to you.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Good morning.
Bentley Offutt — Offutt Securities, Inc
I have just a further question on your efforts to improve your reserves. I think you’ve commented on that in the past. I know at one time, you only had about nine or ten years of reserves, if I remember correctly. And you have made significant progress. You probably... is there anything you can say further as to where you want to take this and what you’ve been able to do so far?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Well, there are plenty of reserves in the areas that we operate in. We had only locked down the reserves we had basically due to financial constraints that the company had experienced in the past but were actively now moving to pick up those reserves. I think... you know some will have to do with negotiations we’re having with certain parties now but we certainly would like to pick up several hundred million tons of reserves over the next period of time here. We’ll announce when we get those things picked up. The way that normally works is we’d enter into a lease, we’d probably indicate in an 8-K that we have signed a lease on what we expect to be and we give some ballpark number to the reserves and then we’d have to drill them out and prove out what the actual numbers would be, but we got a pretty good idea what’s around us and what’s available and the cost to get them and I think for us the cost to get them is pretty reasonable just based on where we are and how they abut the areas that we currently mine.
Bentley Offutt — Offutt Securities, Inc
Okay. Just doing a quick look at your recent 10-Q, it looks like your EBITDA right now for the year is somewhere in the order of $65 million to $70 million. Does that make sense to you?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Yeah. I think the low 70s is where we’ll come in.
Bentley Offutt — Offutt Securities, Inc
And how about next year? Do you see... I guess your biggest improvement next year will be any change in the heritage cost if you have some successes... further successes there and the absence of the Minnesota Power. Is that correct?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Yes, that would be accurate. And I wanted to correct a statement I made when Jeff asked this question about capital. I said in the 30s, actually, it’s in the low 40s, would be the capital both this year and next.
Bentley Offutt — Offutt Securities, Inc
And your spending... as far as those costs, are these largely maintenance costs? Or how would you qualify these? Most of the equipment you’re pretty well up to date in.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Yeah, but you modernize the fleet opportunistically when you get that opportunity. Some of that results in productivity gain but it’s a combination of just either replacing it or maintaining it. I mean you maintain until it gets to get to the point where that it doesn’t make sense to maintain a piece of equipment; you go out and get another one but were not expanding the numbers of pieces of equipment. The big expenses for us and they come not every year are on the dragline, you know, every time you pull a dragline down and replace rollers or whatnot, you’re multi-million dollars in one project. We spend quite bit of money on the dragline at WRI over the last couple of years. I think the next time we go in there and spend big money is in ’13 is the next time we have a major expenditure on the dragline at WRI and at WECO the next big dragline maintenance expense looks like ’12.

Bentley Offutt — Offutt Securities, Inc
That sounds great. And congratulations for turning this company around.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Well, we’ve a lot of people to thank for that.
Bentley Offutt — Offutt Securities, Inc
Okay.
Operator
Thank you. Just a reminder, ladies and gentlemen, if you would like to ask a question, please press *1 on you telephone keypad. To remove yourself from the queue, please press *2.
Our next question comes from Alan Jacobs. Please state your question.
Alan Jacobs
Hey, guys. Congratulations
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Thanks.
Alan Jacobs
Some of my questions have been answered. In terms of Minnesota Power, I think I’ve heard in the past that there was a carve out up in Colstrip where we could still sell them some coal, is that true?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Yeah, we’re allowed to sell a million or million and a half tons a year outside but the economics of doing that verses the economics of our current contract wouldn’t be very compelling given the markets today.
Alan Jacobs
Okay and then...
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Alan, we’d prefer if tons like that go over to Absaloka. We put new crushers in there and we’re working on the rail situation there and any customers who’d like that we would move towards Absaloka. The economics there are better for us.
Alan Jacobs
Understood. So you want to... I know you’ve been working to move them into Absaloka, is our coal not the type that they can burn in terms of Absaloka?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
We believe they could and we continue to have conversations with them.

Alan Jacobs
Okay. The other ... okay, that answers that question. The other issue I guess is in terms of the big picture, I know we got a bump up in Colstrip 1 and 2 in the beginning of the year and that obviously added to your good performance. I guess my question is the fact... I know we’re not like every other coal company but any analyst report I’ve seen recently predicts bumps up in the Powder River basin in ’11, ’12, ’13, pretty decent bumps based on environmental issues, safety regulations, demand, all kinds of factors that are kind of going our way at this point, I’m wondering in terms of whether the Colstrips 3 and 4 were contracts that are rolling over in Absaloka? When would you expect to see some bumps, if coal prices play out the way the analysts think they will?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
I concur with the analyst and it’s all the things you mentioned as well as the fact that the folks in the PRV are working in the deeper cover now and they’ve done what most people do, you go after the cheap stuff first. I would expect that we’ll see it $0.50 here and a $1.00 there, we’re not going to get a major bump over night. It would come at WRI. We have not yet entered into negotiations on the Colstrip 3 and 4. That will undoubtedly be a cost plus arrangement when we get there. The question is how much should the plus be and the plus would be a function of how much more competitive we are due to not just the cost of coal out of the PRV but what we expect to be higher rail costs. So we do have some competitive advantage that should allow us to get a decent margin but it’s not going be, you know, if PRV prices double, we certainly aren’t going to see a doubling of our margin.
Alan Jacobs
Okay. Well answered but what kind of timeframe are we looking at for any of this stuff whether it be Colstrip 3 and 4 or Absaloka? What’s your timeframe?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
3 and 4 wouldn’t be until like the ’13 timeframe. WRI about a third of those tons roll off every year so that’s a constantly moving target there and, of course, if we are able to add any new customers there, those would be new tons there, but you got about the third of the tons open at WRI on any given year.
Alan Jacobs
Okay. Thank you. Congratulations.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Thanks.
Operator
Our next question comes from Greg Venit with Morgan Stanley Smith Barney. Please state your question.
Greg Venit — Morgan Stanley Smith Barney
Hi, Keith. How you’re doing today?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Great.
Greg Venit — Morgan Stanley Smith Barney
In the West Coast, the market for the West Coast coal, is that something that the timeframe for that could happen next year for you to have the Y in place and have to a contract or is that more a 2012 or ‘13 idea?

Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
That’s a ’12 situation. We might get a test burn in ’11 but it’ll be ’12 before we’d see any meaningful tonnage going that direction.
Greg Venit — Morgan Stanley Smith Barney
Do you... if you look at the marketplace right now where these utilities are getting their coal from, do you feel like you have a competitive advantage either from a rail point of view or from a cost point of view and do you know how many contracts or what amount of tonnage are coming up for 2012 from these utilities?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
You mean if I wanted to put up a ballpark fence around it I think we’d be really happy and excited if we could pick up a million or a million and a half tons. I don’t think our advantage is going to be as much on the rail side as it might be on the chemistry side and then I think there’s some people that would like to burn the coal that we’ve got but it’s not... I think a million or million and a half tons would be a real good homerun for us in ’12 if we could get it but I’m not handicapping that yet and we are having conversations with people. People have to do test burns but I think something of that magnitude might be available on that timeframe.
Greg Venit — Morgan Stanley Smith Barney
Okay. And then I guess the final question on the heritage cost, is there an expectation of when round two may occur where you might have some additional savings and would that impact 2011?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
We’re working hard on a daily basis to control these costs. We’re working with the union towards that end. Clearly, the low hanging fruit was the stuff we got last year. I think we wouldn’t expect anything along that magnitude with what were discussing right now. We’re still working on trying to negotiate who’s the right population. We’re hopeful that we might be able to get some progress in that area. Cost containment on the medical side and we believe there still might be an opportunity for some legislative relief but none of those are eminent or material as I sit here today, but that could change but were not sitting here today thinking that the ’11 number is going to be substantially lower.
Greg Venit — Morgan Stanley Smith Barney
Was there anything in the health care bill that... the existing bill we have right now or that would impact lowering your costs or is this legislation that the new congress may... that they’ve talk about implementing that may help you.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Well, actually the healthcare legislation had a piece on there on Black Lung that probably went against us. They kind of loosened the rules around who could qualify. We’ve seen a spike in the number of claims; we don’t think a lot of them have merit. Every lawyer in West Virginia is running around trying to drum up customers so we’ve had a quite a lot of activity. We think there might be a 10% to 15% increase on the Black Lung side of things. The healthcare bill until we see the regs, we’re not going to know but certainly, we’re working not only with the union but we’re working legislatively to try to determine if some of these people can be handled through that bill, but there’s nothing we’ve seen yet to believe that in the bill as it’s currently written that we’ve got that, but we think there’s some progress that could still be made.
Greg Venit — Morgan Stanley Smith Barney
Okay. Thanks a lot, Keith.

Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
I should point out that our experience there is running right at or better than where we thought. It will probably be another couple of quarters before our actuaries can really take another look back and see if we’ve got that trued up. But we feel pretty optimistic that we’re at least at the numbers we’ve got actuarially. With any luck, maybe we could get a little bit more juice there but we’ll see.
Operator
Mr. Alessi, there are no further questions at this time. I will turn the conference back over to you for closing remarks.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Well, I think we said everything we needed to say and as always feel free to give us a shout if there’s something we haven’t covered. We’ll be doing a year end call. We’ve committed to doing these quarterly going forward. Of course, the year end call will be a little longer after the quarter because of the year end work that has to get done and the audits and whatnot. So we look forward to talking to you at end of the year. Thanks.
Operator
Thank you. This concludes today’s conference. All parties may disconnect now. Thank you.